Harbour Group Industries, Inc.
                             7701 Forsyth Boulevard
                                   Suite 600
                            Clayton, Missouri 63105


                                November 6, 1996



Attention: President
DT Industries, Inc.
Corporate Centre
1949 E. Sunshine, Suite 2-300
Springfield, MO 65804

Attention:    Stephen J. Gore
              President and Chief Executive Officer

         Re:  Operations Consulting and Advisory Services

Gentlemen:

         This letter sets forth the agreement between DT Industries, Inc., a Delaware corporation (the "Company") and Harbour Group Ltd., a Delaware corporation ("HGL"), with respect to certain consulting and advisory services to be provided by HGL to the Company from time to time.

         HGL hereby agrees to provide the Company from time to time throughout the term of this agreement, corporate strategy, operations consulting, review and analysis, asset management, financial analysis, risk management, management information services and such other similar services as the Company may require from time to time.

         The fee for services rendered by HGL (the "Fee") will be based on the hours actually worked for the Company and upon HGL's hourly rates for the staff performing such work as set forth on Schedule 1 attached hereto and made a part hereof. Such rates may be adjusted annually by written notice by HGL to the Company, which adjustments shall take effect thirty (30) days after receipt of such notice.

         In addition to the Fee, HGL is to be reimbursed by the Company for out-of-pocket expenses ("Expenses") incurred for such matters as travel, printing and reproduction, outside computer time charges, postage, secretarial overtime, delivery services, facsimiles,

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DT Industries, Inc.
November 6, 1996
Page 2

outside expert and consultant fees, long-distance telephone charges, local transportation and the like. Outstanding disbursements will be identified and billed separately or upon billing for consulting and advisory services. HGL in its discretion may require the advance payment of Expenses.

         HGL reserves the right to charge interest at the rate of one and one-half percent (1.5%) per month from the invoice date if any invoice is not paid within thirty (30) days.

         The term of this agreement shall be one (1) year commencing on the date hereof and continue thereafter from year to year until terminated by either party upon the giving of thirty (30) days' written notice thereof to the other.

         This agreement is intended to amend and restate in its entirety that certain letter agreement dated February 1994, by and between HGL and the Company.

         This agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to its conflicts of laws principles.

         No provision of this agreement may be modified, amended or waived except by a writing signed by each party hereto.

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DT Industries, Inc.
November 6, 1996
Page 3

         IN WITNESS WHEREOF, the undersigned has caused this letter to be duly executed and delivered by its duly authorized officer, intending to be bound by the terms and conditions hereof.

                                        Harbour Group Ltd.


                                        By: /s/ Francis M. Loveland
                                            ------------------------------------
                                            Name:    Francis M. Loveland
                                            Title:   Vice President Finance

Accepted and agreed to this
11 day of November, 1996:

DT Industries, Inc.


By: /s/ Stephen J. Gore
    ------------------------------------
    Name:    Stephen J. Gore
    Title:   President and
             Chief Executive Officer

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Schedule 1 - Fees